UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Tesla Motors, Inc. (the “Company”) is filing this Current Report on Form 8-K solely to re-file (i) Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Q1 2016 10-Q”) and (ii) Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Q3 2014 10-Q”), in each case in response to certain comments the Company received from the Securities and Exchange Commission in connection with the confidential treatment requests that the Company submitted for certain portions of such exhibits. Except for the re-filing of such exhibits, the Q1 2016 10-Q and the Q3 2014 10-Q are not being amended or updated in any way.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1*	Amendment to Gigafactory General Terms, dated March 1, 2016, by and among Tesla Motors, Inc., Panasonic Corporation and Panasonic Energy Corporation of North America.

10.2*	General Terms and Conditions between Panasonic Corporation and Tesla Motors, Inc. dated October 1, 2014.

*	Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Jason Wheeler Chief Financial Officer

Date: October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment to Gigafactory General Terms, dated March 1, 2016, by and among Tesla Motors, Inc., Panasonic Corporation and Panasonic Energy Corporation of North America.

10.2*	General Terms and Conditions between Panasonic Corporation and Tesla Motors, Inc. dated October 1, 2014.

*	Confidential treatment has been requested for portions of this exhibit.